UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 23, 2015, Pernix Ireland Limited (“Pernix Ireland”), a wholly-owned subsidiary of Pernix Therapeutics Holdings, Inc. (the “Company”), Zogenix, Inc. (“Zogenix”) and the Company entered into an amendment (the “APA Amendment”) to the previously announced asset purchase agreement, dated as of March 10, 2015 (as amended, the “Asset Purchase Agreement”), by and among Pernix Ireland, Zogenix and the Company, as guarantor, pursuant to which the composition of the purchase price was amended to increase the portion payable in cash from $30 million to $80 million in lieu of issuing the initially contemplated $50 million secured promissory note from Pernix Ireland. Total consideration at payable upon the closing of the transaction (the “Closing”) remained unchanged at $100 million, consisting of (a) 1,682,086 shares of the Company’s common stock with an approximate value of $20 million based on the $11.89 per share closing price of the Company’s common stock on March 9, 2015, the trading day immediately preceding the execution date of the Asset Purchase Agreement; and (b) $80 million in cash, $10 million of which would be deposited into escrow to fund potential indemnification claims for a period of twelve (12) months following the Closing. In addition, the APA Amendment granted Pernix Ireland a right to appoint a wholly-owned subsidiary of the Company as a substitute purchaser to assume Pernix Ireland’s rights and obligations under the Asset Purchase Agreement. On April 23, 2015, Pernix Ireland exercised such right and appointed Ferrimill Limited (“Ferrimill”), an Irish corporation and another wholly-owned subsidiary of the Company, as the substitute purchaser.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement and the APA Amendment, copies of which the Company expects to file with the Company’s applicable Quarterly Report on Form 10-Q.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 24, 2015 (the “Closing Date”), the Company, through Ferrimill, completed its previously announced acquisition of the Zohydro® ER (hydrocodone bitartrate) franchise from Zogenix, comprising three extended release hydrocodone products, including an abuse-deterrent pipeline and all related intellectual property, pursuant to the terms of the Asset Purchase Agreement. Pursuant to the Asset Purchase Agreement, on the Closing Date Ferrimill (a) paid Zogenix $70 million in cash; (b) transferred 1,682,086 shares of Company common stock (with an approximate value of $20 million based on the $11.89 per share closing price of Pernix Therapeutics’ common stock on March 9, 2015, the trading day immediately preceding the execution date of the Asset Purchase Agreement) to Zogenix (the “Stock Consideration”); and (c) deposited an additional $10 million in escrow to fund potential indemnification claims for a period of 12 months following the Closing Date.

As previously announced, in addition to the consideration paid at Closing, Zogenix is eligible to receive additional cash payments of up to $283.5 million based on the achievement of pre-determined milestones, including a $12.5 million payment upon approval by the U.S. Food and Drug Administration of a third generation product currently in development in collaboration with Altus Formulation Inc. and up to $271 million in potential sales milestones. Under the terms of the Asset Purchase Agreement, over 80% of the value of the sales milestones is tied to the achievement of net sales targets ranging from $500 million to $1 billion, and Ferrimill has agreed to use Commercially Reasonable Efforts (as defined in the Asset Purchase Agreement) to meet such milestones. Following the Closing Date, Ferrimill will assume responsibility for Zogenix’s obligations under the purchased contracts and regulatory approvals, as well as other liabilities associated with the Zohydro ER business arising after the Closing Date, and Zogenix will retain all liabilities associated with the Zohydro ER business arising prior to the Closing Date. Zogenix, in addition to agreeing to indemnification provisions customary for transactions of this nature, has also agreed to indemnify Ferrimill for certain intellectual property matters up to an aggregate amount of $5 million.

The information set forth under Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 7.01 Regulation FD Disclosure.

On April 24, 2015, the Company issued a press release announcing it had completed its previously announced acquisition of the Zohydro® ER (hydrocodone bitartrate) franchise from Zogenix. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)       Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: April 29, 2015	By:	/s/ Sanjay S. Patel
Name: Sanjay S. Patel
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 24, 2015.

Forward-Looking Statements

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this Current Report on Form 8-K due to the risk and uncertainties inherent in the Company’s business, including, without limitation: the Company’s success in hiring the Zogenix employees and ability to manage such employees; the Company’s ability to successfully integrate the Zohydro ER business into its operations and realize the anticipated benefits of this acquisition; potential litigation costs that may arise in connection with the Zohydro ER business; and other risks detailed in the Company’s public periodic filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.